================================================================================
                                SCHEDULE 14A

                               (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities

                            Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary proxy statement    [_]  Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[_]  Definitive additional materials
[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              BEA Systems, Inc.
              (Name of Registrant as Specified in Its Charter)


  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:

     ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction.

     ---------------------------------------------------------------------------

(5)  Total fee paid:

     ---------------------------------------------------------------------------

     [_]  Fee paid previously with preliminary materials:

     ---------------------------------------------------------------------------

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

     ---------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

(3)  Filing Party:

     ---------------------------------------------------------------------------

(4)  Date Filed:

     ---------------------------------------------------------------------------

================================================================================

                             [LOGO OF BEA SYSTEMS]

                               BEA SYSTEMS, INC.

                   Notice of Annual Meeting of Stockholders
                           To Be Held June 28, 2000

To the Stockholders of BEA Systems, Inc.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BEA Systems, Inc., a Delaware corporation (the "Company"), will be held at Silicon Valley Conference Center, located at 2161 North First Street, San Jose, California, at 3:00 p.m., Pacific Time, on June 28, 2000, for the following purposes:

   1. ELECTION OF DIRECTORS. To elect two (2) Class III directors to hold office until the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified.

   2. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending January 31, 2001.

   3. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

   The Board of Directors has fixed the close of business on May 5, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the 2000 Annual Meeting of Stockholders and any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          /s/ William T. Coleman III
                                          William T. Coleman III
                                          Chief Executive Officer and
                                          Chairman of the Board

San Jose, California
May 23, 2000

   WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                               BEA SYSTEMS, INC.

                            2315 North First Street
                          San Jose, California 95131

                                PROXY STATEMENT

General Information

   This Proxy Statement is furnished to the stockholders of BEA Systems, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on June 28, 2000, at Silicon Valley Conference Center, located at 2161 North First Street, San Jose, California, at 3:00 p.m., Pacific Time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. Unless otherwise indicated, all Common Stock numbers have been adjusted to reflect the effect of the one-for-one stock dividend declared by the Company which was paid on April 24, 2000.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Robert F. Donohue, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

   This Proxy Statement and the accompany proxy were first sent by mail to stockholders on or about May 23, 2000. The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

   The close of business on May 5, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 373,392,722 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

   A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. For the election of directors, the two candidates receiving the greatest number of affirmative votes are elected, provided a quorum is present and voting. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting shall be required to approve Proposal No. 2 being submitted to the stockholders for their consideration.

   Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker "non-votes" are not deemed to be "votes entitled to vote." As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes.

   An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting and an officer of the Company will tabulate votes cast in person at the Annual Meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. Effective September 15, 1999 Edward W. Scott, Jr. resigned as a member of the Board and will not seek election. Alfred S. Chuang was appointed by the Board on September 15, 1999 as a Class II director to fill the vacancy left by Mr. Scott's resignation.

   The Board is composed of three Class I directors (Cary J. Davis, Dean O. Morton and Robert L. Joss), three Class II directors (Alfred S. Chuang, Stewart K.P. Gross and Carol A. Bartz) and two Class III directors (William T. Coleman III and William H. Janeway), whose terms will expire upon the election and qualification of directors at the annual meetings of stockholders to be held in 2001, 2002 and 2000 respectively. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

   The Board has nominated William T. Coleman III and William H. Janeway as Class III directors, each to serve a three year term until the 2003 annual meeting of stockholders or until the director's earlier resignation or removal. Each of the nominees has consented, if elected as a Class III director of the Company, to serve until his term expires. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

   The two nominees for Class III directors receiving a plurality of the votes of the shares present in person or represented by proxy shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

   Certain information about William T. Coleman III and William H. Janeway, the Class III director nominees, is furnished below.

   Mr. Coleman is a founder of the Company and has been its Chief Executive Officer and Chairman of the Board of Directors since the Company's inception. Prior to founding the Company in January 1995, Mr. Coleman was employed by Sun Microsystems, Inc. from 1985 to January 1995, where his last position was Vice President and General Manager of its Sun Integration division. Mr. Coleman also serves as a director of Skillsoft Corporation. Mr. Coleman holds a B.S. from the Air Force Academy and a M.S. from Stanford University.

   Mr. Janeway has served as a Director of the Company since September 1995. Mr. Janeway has been a Managing Director of E.M. Warburg, Pincus & Company, LLC ("EMWP") since July 1988. Prior to joining EMWP, Mr. Janeway was the Vice President and Director of Corporate Finance at F. Eberstadt & Co., Inc. from 1979 to July 1988. Mr. Janeway is a director of InaCom Corp., Industri-Matematik International Corp., Indus International, Inc., VERITAS Software Corporation, and several privately-held companies. Mr. Janeway has a B.A. from Princeton University and a Ph.D. from Cambridge University, where he studied as a Marshall Scholar.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE

Relationships Among Directors or Executive Officers

   There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

   During the fiscal year ended January 31, 2000, the Board met seven times. The Board has two committees: the Audit Committee and the Compensation Committee. During the fiscal year ended January 31, 2000, all directors attended more than 75% of all the meetings of the Board and its committees on which he or she served after becoming a member of the Board, except for Carol Bartz who was only able to attend 57% of the meetings due to scheduling conflicts.

   The Audit Committee, which held three meetings in the fiscal year ended January 31, 2000, consists of Mr. Gross and Mr. Morton. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors, for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls, as well as other matters which may come before it or as directed by the Board.

   The Compensation Committee, which held three meetings in the fiscal year ended January 31, 2000, consists of Ms. Bartz and Mr. Janeway. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's stock purchase plan and stock plans and performs such other duties as may from time to time be determined by the Board.

   The Board does not have a nominating committee or a committee performing the functions of a nominating committee. While there are no formal procedures for stockholders to recommend nominations, the Board will consider stockholder recommendations. Such recommendations should be addressed to Robert F. Donohue, the Company's Secretary, at the Company's principal executive offices.

Compensation of Directors

   The Company's outside directors are reimbursed for expenses incurred in connection with attending Board and committee meetings, but are not compensated for their services as Board members.

   The Company may also grant to directors options to purchase the Company's common stock pursuant to the terms of the Company's stock plans and employee-directors are eligible to receive bonuses under the Company's management bonus plan.

                                  MANAGEMENT

Executive Officers and Directors

   The following table sets forth certain information with respect to the executive officers and directors of the Company as of March 31, 2000.

                  Name                Age                Position
   ---------------------------------  --- -------------------------------------
   William T. Coleman III...........   52 Chief Executive Officer and Chairman
                                           of the Board

   Alfred S. Chuang.................   38 President, Chief Operating Officer
                                           and Director

   Barbara J. Britton...............   46 President, E-Commerce Integration
                                           Division

   Steve L. Brown...................   47 Executive Vice President of Corporate
                                           Development

   Sam Cece.........................   38 President, E-Commerce Services
                                           Division

   Terence J. Dwyer.................   52 Chief Technology Officer

   William M. Klein.................   43 Chief Financial Officer and Executive
                                           Vice President-Administration

   Ivan M. Koon.....................   42 President, E-Commerce Application
                                           Components Division

   Joseph H. Menard.................   45 President, E-Commerce Server Division

   Carol A. Bartz(2)................   51 Director

   Cary J. Davis....................   33 Director

   Stewart K. P. Gross(1)...........   40 Director

   William H. Janeway(2)............   56 Director

   Robert J. Joss...................   58 Director

   Dean O. Morton(1)................   68 Director

--------
(1)  Member of Audit Committee.

(2)  Member of Compensation Committee.

   Mr. Coleman is a founder of the Company and has been its Chief Executive Officer and Chairman of the Board of Directors since the Company's inception. Prior to founding the Company in January 1995, Mr. Coleman was employed by Sun Microsystems, Inc. from 1985 to January 1995, where his last position was Vice President and General Manager of its Sun Integration division. Mr. Coleman also serves as a director of Skillsoft Corporation. Mr. Coleman holds a B.S. from the Air Force Academy and a M.S. from Stanford University.

   Mr. Chuang is a founder of the Company and serves as President, Chief Operating Officer and director. Prior to his current role, Mr. Chuang held various executive roles, including Executive Vice President of Product Development and Chief Technical Officer. Prior to joining the Company in 1995, Mr. Chuang worked at Sun Microsystems, Inc. from 1986 to 1994 in various positions, including Chief Technology Officer of Sun Integration Services and Corporate Director of Strategic Systems Development of Sun's Middleware Group. Mr. Chuang has a B.S. from the University of San Francisco and a M.S. from U.C. Davis.

   Ms. Britton has been President of E-Commerce Integration Division since August 1999. Prior to her current role, Ms. Britton has served in a variety of capacities including, Vice President of Worldwide Services. Prior to joining the Company in 1997, Ms. Britton was employed by NCR from 1992 to 1997, most recently as Vice President of the Western Region Business Consulting organization. From December 1984 to December 1992 she held senior management positions with AT&T. Ms. Britton holds a bachelor's degree from the University of New York and a M.B.A. from Pepperdine University.

   Mr. Brown has been the Company's Executive Vice President of Corporate Development since February 2000. Prior to his current role, Mr. Brown served as Chief Financial Officer of the Company. Mr. Brown came to the Company in 1996 from MicroUnity Systems Engineering, Inc. where he was Vice President of Finance from 1994 to 1996. Prior to MicroUnity, Mr. Brown spent 16 years in various financial positions at Hewlett-Packard, most recently as a group controller handling revenues of over $3 billion. Mr. Brown has a bachelor's degree from San Diego State University, and a master's degree from the University of California, Los Angeles.

   Mr. Cece has been President of the Company's E-Commerce Services Division since August 1999. Prior to his current role, Mr. Cece has served in a variety of capacities including Vice President and General Manager of the Company's WebXpress Division. Prior to joining the Company in 1996, Mr. Cece had over 14 years of experience managing marketing, channel sales, and telesales organizations with high technology companies. Previously, he served in a variety of marketing and management positions with Avid Technology, Kubota Graphics, Inc., Pyramid Technology Corporation, and Racal Electronics. Mr. Cece holds a bachelor's degree from Woobury University.

   Mr. Dwyer has been the Chief Technology Officer since February 2000. Prior to assuming his current role, Mr. Dwyer was the Vice President of product development. Prior to joining the Company in 1996, Mr. Dwyer held senior management positions with Novell from June 1993 to February 1996. Mr. Dwyer holds a bachelor's degree from Manhattan College and a master's degree in Mathematics from Penn State University.

   Mr. Klein has been the Chief Financial Officer since February 2000. Prior to joining the Company, Mr. Klein held senior management positions with Hewlett-Packard from 1986 to 2000, most recently as Vice President and Chief Financial Officer of the Inkjet Imaging Solutions Division. Prior to Hewlett-Packard, Mr. Klein was a senior manager with PricewaterhouseCoopers. Mr. Klein holds a B.A. from California State University, Chico and is a certified public accountant.

   Mr. Koon has been President of the Company's E-Commerce Application Components Division since November 1999. Prior to joining the Company, Mr. Koon was President of S2 Systems, Inc. from 1997 to 1999 and Vice President of Shared Systems from 1995 to 1997. Prior to joining the Company, Mr. Koon had over 16 years of experience in providing e-commerce software and professional services to a global marketplace. He holds a bachelor's degree from the University of Texas at Arlington.

   Mr. Menard has been Vice President of the Company's E-Commerce Services Division since October 1999. Prior to assuming his current position, Mr. Menard spent three years in Europe as Vice President of Sales for the Company's Europe, Middle East and Africa region. Mr. Menard joined the Company in 1996 from Novell, where he was Vice President and General Manager of the TUXEDO division from March 1993 to March 1996. Prior to that Mr. Menard was Vice President of Marketing at Unix Systems Laboratories, and before that spent 10 years at Digital in senior product and marketing management positions. He holds a bachelor's degree in Electrical Engineering from Worcester Polytechnic Institute and a M.S. from Babson College.

   Ms. Bartz has served as a director of the Company since November 1995. From April 1992 to the present, Ms. Bartz has served as the Chairman and Chief Executive Officer of Autodesk, Inc. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., most recently as Vice President of Worldwide Field Operations. Ms. Bartz is a director of Autodesk, Inc., Cadence Design Systems, Inc., Cisco Systems, Inc., Network Appliance, Inc. and VA Linux, Inc. Ms. Bartz holds a B.S. from the University of Wisconsin at Madison.

   Mr. Davis has served as a Director of Company since November 1995. Mr. Davis is a Managing Director of EMWP, where he has been employed since October 1994. From August 1992 to September 1994, Mr. Davis was employed by Dell Computer Corporation, where his last position was Manager of Worldwide Desktop Marketing. Mr. Davis is a director of EarthWeb, Inc. Mr. Davis holds a B.A. from Yale University and an M.B.A. from Harvard University.

   Mr. Gross has served as a Director of the Company since September 1995. Mr. Gross is a Managing Director of EMWP and has been employed by EMWP since 1987. Prior to joining EMWP, Mr. Gross was employed at Morgan Stanley & Co. Mr. Gross is a director of Alysis Technologies Corp, Skillsoft Corporation and several privately-held companies. Mr. Gross has a B.A. from Harvard University and a M.B.A. from Columbia University.

   Mr. Janeway has served as a Director of the Company since September 1995. Mr. Janeway has been a Managing Director of EMWP since July 1988. Prior to joining EMWP, Mr. Janeway was the Vice President and Director of Corporate Finance at F. Eberstadt & Co., Inc. from 1979 to July 1988. Mr. Janeway is a director of InaCom Corp., Industri-Matematik International Corp., Indus International, Inc., VERITAS Software Corporation, and several privately-held companies. Mr. Janeway has a B.A. from Princeton University and a Ph.D. from Cambridge University, where he studied as a Marshall Scholar.

   Mr. Joss has served as a Director of the Company since February 2000. Currently, Mr. Joss is the Dean of the Graduate School of Business at Stanford University. From 1993 to 1999, Mr. Joss served as Chief Executive Officer and Managing Director of Westpac Banking Corporation, Australia's second largest banking organization. Prior to joining Westpac, Mr. Joss held a variety of positions at Wells Fargo Bank, N.A., including Vice Chairman from 1986 to 1993. Mr. Joss is a director of E.piphany, Inc., Bay Area Council and Wells Fargo & Company. Mr. Joss holds a bachelor's degree from the University of Washington, and a master's degree and a Ph.D. from the Stanford Graduate School of Business.

   Mr. Morton has served as a Director of the Company since March 1996. Mr. Morton was Executive Vice President, Chief Operating Officer and a Director of the Hewlett-Packard Corporation until his retirement in October 1992, where he held various positions since 1960. Mr. Morton is a director of ALZA Corporation, KLA-Tencor Corporation, The Clorox Company, Centigram Communications Corporation, and Kaiser Foundation Health Plan, Inc. Hospitals. He is a trustee of the State Street Research Group of Funds, The State Street Research Portfolios, Inc. and The Metropolitan Series Fund. Mr. Morton holds a B.S. from Kansas State University and a M.B.A. from Harvard University.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 2000, for
(i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the named executive officers appearing in the Summary Compensation Table below (the "Named Executive Officers") and (iv) all directors and executive officers as a group.

                                              Shares Beneficially Owned(1)
                                              --------------------------------
   Directors, Executive Officers and 5%
   Stockholders                                 Number(2)         Percent(2)
   ------------------------------------       ----------------- --------------
   Warburg, Pincus Ventures, L.P.(3)........         53,298,654           14.3
   FMR Corp.(4).............................         31,961,142            8.6%
   William T. Coleman III(5)................          9,532,686            2.6%
   Alfred S. Chuang(6)......................          7,399,142            2.0%
   Edward W. Scott, Jr.(7)..................          5,163,858            1.4%
   Barbara J. Britton(8)....................            217,310              *
   Sam Cece(9)..............................             23,250              *
   Joseph H. Menard(10).....................            484,130              *
   Deborah Stanley(11)......................            679,148              *
   Carol A. Bartz(12).......................            773,296              *
   Cary J. Davis(13)........................         57,553,514           15.5%
   Stewart K.P. Gross(13)...................         57,771,312           15.6%
   William H. Janeway(13)...................         58,338,958           15.7%
   Robert J. Joss...........................                 --              *
   Dean O. Morton(14).......................          1,065,840              *
   All executive officers and directors as a
    group (17 persons)(15)..................         85,837,750           23.1%

--------
  *  Less than 1% of the outstanding Common Stock

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the tables have sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) Based on 371,585,118 shares of Common Stock outstanding as of March 31,
     2000.

 (3) The sole general partner of Warburg, Pincus Ventures, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMWP"), manages Warburg. The members of EMWP are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMWP and may be deemed to control both WP and EMWP. WP has a 15% interest in the profits of Warburg as the general partner, and also owns approximately 1.5% of the limited partnership interests in Warburg. Messrs. Janeway, Gross and Davis, directors of the Company, are Managing Directors and members of EMWP and general partners of WP. As such, Messrs. Janeway, Gross and Davis may be deemed to have an indirect, pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by Warburg and WP. The address for Warburg is 486 Lexington Avenue, New York, New York, 10017.

 (4) Based on a Schedule 13G/A filed with the Securities and Exchange Commission on March 10, 2000, FMR Corp. has sole dispositive power with respect to 31,961,142 of the Company's Common Stock and shared voting power with respect to 1,971,140 shares of the Company's Common Stock. The address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

 (5) Includes shares held of record by the Coleman Family Trust, dated July 12, 1995, of which William T. and Claudia L. Coleman are co-trustees (the "Family Trust") and shares held of record by the Coleman Family Charitable Trust dated December 11, 1997 (the "Charitable Trust") of which William T. and Claudia L. Coleman are co-trustees. Also includes 309,386 shares subject to options exercisable within 60 days of March 31, 2000. The address for Mr. Coleman, the Family Trust and the Charitable Trust is c/o William T. Coleman III, BEA Systems, Inc., 2315 North First Street, San Jose, California, 95131.

 (6) Includes 280,000 shares held by the Courtney Z. Chuang Trust of which Mr. Chuang is the trustee. Also includes 703,558 shares subject to options exercisable within 60 days of March 31, 2000.

 (7) Includes 120,000 shares held by the Edward W. Scott, Jr. 1996 Irrevocable Living Trust for the Benefit of Reece D. Scott UTA dated 9/17/96 of which Mr. Scott is the sole trustee. Also includes 40,000 shares held by Mr. Scott's wife and 76,714 shares subject to options exercisable within 60 days of March 31, 2000.

 (8) Includes 188,498 shares subject to options exercisable within 60 days of March 31, 2000.

 (9) Includes 23,250 shares subject to options exercisable within 60 days of March 31, 2000.

(10) Includes 23,332 shares subject to options exercisable within 60 days of March 31, 2000.

(11) Includes 291,544 shares subject to options exercisable within 60 days of March 31, 2000.

(12) Includes 130,832 shares subject to options exercisable within 60 days of March 31, 2000.

(13) Included in the shares indicated as owned by Mr. Janeway, Mr. Gross and Mr. Davis are 53,298,654 shares owned directly and indirectly by Warburg and are included because of Mr. Janeway's, Mr. Gross' and Mr. Davis' affiliation with Warburg. Mr. Janeway, Mr. Gross and Mr. Davis disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.

(14) Includes 585,832 shares subject to options exercisable within 60 days of March 31, 2000.

(15) Includes 2,702,558 shares subject to options exercisable within 60 days of March 31, 2000. Includes 53,298,654 shares beneficially owned by Warburg, which shares are included because of the affiliation of Mr. Janeway, Mr. Gross and Mr. Davis with Warburg. Mr. Janeway, Mr. Davis and Mr. Gross each disclaim beneficial ownership of such shares.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Ernst & Young LLP has served as the Company's independent auditors since the Company's inception and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending January 31, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
             THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
                   INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                            ENDING JANUARY 31, 2001

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

   The following table sets forth certain information concerning compensation of (i) each person that served as the Company's Chief Executive Officer during the last fiscal year of the Company, (ii) the four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeding $100,000 during the last fiscal year, and (iii) up to two former executive officers of the Company who would have been one of the Company's four most highly compensated executive officers had such officers been serving as such at the end of the Company's last fiscal year (collectively, the "Named Executive Officers"):

                                                         Long-Term
                               Annual Compensation      Compensation
                          ----------------------------- ------------
                                             Bonus and   Securities   All Other
                          Fiscal             Commission  Underlying  Compensation
          Name            Year(1) Salary ($)   ($)(2)   Options (#)      ($)
          ----            ------- ---------- ---------- ------------ ------------
William T. Coleman III..   2000    300,000     321,645     300,000        --
                           1999    307,116     129,980     300,000        --
                           1998    223,269     267,404     179,216        --

Alfred S. Chuang........   2000    280,750     213,215   2,200,000        --
                           1999    232,500     172,020     200,000        --
                           1998    178,846     207,138     139,216        --

Edward W. Scott,
 Jr.(3).................   2000    300,000   1,524,612     200,000        --
                           1999    308,462      96,026     200,000        --
                           1998    198,077     269,043     139,216        --

Barbara J. Britton......   2000    238,750     227,852     940,000        --
                           1999    190,064     139,154          --        --
                           1998     64,987      55,439     140,000        --

Sam Cece................   2000    195,000     484,121     500,000        --
                           1999    189,721     338,301     112,000        --
                           1998    155,104      98,392          --        --

Joseph H. Menard........   2000    235,375     247,014     500,000        --
                           1999    167,944     415,292     100,000        --
                           1998    143,097     227,871      60,000        --

Deborah Stanley(4)......   2000    274,306     219,916     800,000        --
                           1999    189,191     133,047     200,000        --
                           1998    142,800     274,375     360,000        --

--------
(1) Compensation reported for fiscal years ending January 31, 1998, January 31, 1999, and January 31, 2000.

(2) Includes bonus amounts earned in the fiscal year.

(3) Mr. Scott resigned as an executive officer and director as of September 15, 1999.

(4) Mr. Stanley resigned as an executive officer on January 31, 2000.

Employment Agreements

   The Company has entered into employment agreements with William T. Coleman III to serve as its Chief Executive Officer and Alfred S. Chuang to serve as its President and Chief Operating Officer (the Employees) each dated September 1, 1999 (the Employment Agreements).

   The Employment Agreements provide that Mr. Coleman and Mr. Chuang receive initial yearly salaries commencing in 1999 of $300,000 each, which are reviewed annually. In addition, Mr. Coleman and Mr. Chuang are entitled to bonuses at the end of each calendar quarter equal to $9,053.83 and $18,450 respectively. The Employees are also entitled to participate in any pension, bonus, insurance, savings or other employee benefit plans adopted by the Company.

   The Employment Agreements continue until the earlier of (1) July 31, 2003 or (2) termination of employment by (i) the Board of Directors for cause at any time upon 10 days written notice, or without Cause (as defined in the Agreements) upon 24 hours written notice; (ii) by death; (iii) by the Employee for Good Reason (as defined in the Agreements) or following certain corporate transactions, or at will upon two weeks notice; or (iv) due to disability. Upon termination of employment without Cause by the Company, or for Good Reason by the Employee, the Company will hire the Employee as a consultant until the end of the period of employment, or for a period of two years following termination. During the period of such consultancy, the Employee is required to be available a maximum of 40 hours per week in return for which he will be entitled to receive a monthly salary, bonus and benefits equal to the amount that he received immediately prior to the termination of employment. Upon termination of employment for Cause by the Company, or at will by the Employee, the Company can require the Employee to provide consulting services for a maximum of 40 hours per week until the end of the period of employment, during which period the Employee will be paid his monthly salary on a prorated basis. Upon termination by death or disability, the Employee or his estate will, under certain circumstances, receive the Employees salary and certain other benefits until the end of the period of employment.

   The Employment Agreements contain a covenant not to compete, which provides, under certain circumstances during any consultancy period, that the Employee cannot compete with the Company or accept employment with a competitor of the Company. The Agreements also include a provision for the acceleration of vesting for all outstanding options in the event of a substantive change of responsibilities after and as a result of a Change in Control or Corporate Transaction (each as defined in the BEA Systems, Inc. 1997 Stock Incentive Plan (the Plan)).

   In the event that subsequent to a Change in Control or a Corporate Transaction, an Employee is either terminated by the Company without Cause or an Employee terminates his employment with the Company for Good Reason, the options shall become fully vested.

Option Grants in Last Fiscal Year

   The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended January 31, 2000. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                                                       Potential Realizable
                                                                         Value at Assumed
                                                                       Annual Rate of Stock
                                                                        Price Appreciation
                                       Individual Grants                for Option Term(4)
                          -------------------------------------------- --------------------
                          Number of
                          Securities  % of Total
                          Underlying   Options
                           Options    Granted to  Exercise
                           Granted   Employees in Price per Expiration
          Name            (#)(1)(2)  Fiscal Year  Share (3)    Date       5%        10%
          ----            ---------- ------------ --------- ---------- --------- ----------
William T. Coleman III..    300,000       .73       $3.97    3/17/09   $ 748,778 $1,897,550
Alfred S. Chuang........    200,000       .48       $3.97    3/17/09     499,185  1,265,033
                          2,000,000      4.84       $4.33    5/17/09   5,443,901 13,795,913
Edward W. Scott, Jr.....    200,000       .48       $3.97    3/17/09     499,185  1,265,033
Barbara J. Britton......    520,000      1.26       $3.50     2/5/09   1,144,588  2,900,611
                             20,000        05       $3.78    2/22/09      47,560    120,527
                            400,000       .97       $5.89     8/5/09   1,481,839  3,755,272
Sam Cece................     20,000       .05       $4.33    5/17/09      54,439    137,959
                            480,000      1.16       $5.69    8/10/09   1,716,882  4,350,917
Joseph H. Menard........    100,000       .24       $3.50     2/5/09     220,113    557,810
                            400,000       .97       $5.89     8/5/09   1,481,839  3,755,272
Deborah Stanley.........    400,000       .97       $3.50     2/5/09     880,452  2,231,239
                            400,000       .97       $5.89     8/5/09   1,481,839  3,755,272

--------
(1) Reflects the effect of the April 24, 2000 one for one stock dividend.

(2) Each of these options vests over four years, 25% after the end of the first year and 1/48th each month thereafter, and has a 10-year term.

(3) The exercise price per share of options granted represented the fair value of the underlying shares of Common Stock, as determined by the Board of Directors, at the date the options were granted.

(4) The dollar amounts under these columns are the result of calculations at the 5 percent and 10 percent rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the common stock price. Assumes all options are exercised at the end of their respective ten-year terms. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and overall market conditions, as well as the optionee's continued employment through the vesting period. The amounts reflected in this table may not be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year ending January 31, 2000, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of January 31, 2000, and the value of "in-the-money" stock options, which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option on January 31, 2000.

                                                     Number of Securities
                                                    Underlying Unexercised     Value of Unexercised
                                                          Options at          In-the-Money Options at
                              Shares       Value     January 31, 2000 (#)     January 31, 2000 ($)(1)
                            Acquired on   Realized ------------------------- -------------------------
          Name            Exercise (#)(1)  ($)(2)  Exercisable Unexercisable Exercisable Unexercisable
          ----            --------------- -------- ----------- ------------- ----------- -------------
William T. Coleman III..           --           --   185,222       503,338   $6,702,125   $18,513,152
Alfred S. Chuang........           --           --   128,558     2,337,502    4,670,347    86,450,741
Edward W. Scott, Jr.....           --           --   201,714       337,502    7,585,156    12,419,541
Barbara J. Britton......           --           --    75,830     1,004,170    2,845,995    37,019,620
Sam Cece................       41,252     $207,954    68,328       601,172    2,658,532    21,741,874
Joseph H. Menard........           --           --   162,124       596,676    6,477,714    21,632,432
Deborah Stanley.........      140,580      739,713   193,544     1,038,340    7,330,188    38,233,430

--------
(1) Reflects the effect of the April 24, 2000 one for one stock dividend.

(2) Value is based on the stock price of the Company's Common Stock at January 31, 2000 ($37.69), minus the exercise price.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

   The Compensation Committee of the Board was formed in March 1997 and consists of Carol A. Bartz and William H. Janeway. Decisions concerning the compensation of the Company's executive officers are made by the Compensation Committee and reviewed by the full Board (excluding any interested director).

Executive Officer Compensation Programs

   The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

   The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

   Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual.

   Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to the Company's success and the Company's financial performance generally.

   Stock Option Grants. Stock options may be granted to executive officers and other employees under the Company's stock plans. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer's ability to influence the Company's long-term growth and profitability. However, the stock plans do not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

   Other Compensation Plans. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation plan. Benefits under these general plans are indirectly tied to the Company's performance.

   Section 162(m) of the Internal Revenue Code ("IRC") disallows a deduction by the Company for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation, Although payment of cash compensation paid to certain executive officers has exceeded this limitation, applicable exemptions allow the deduction by the Company for such compensation. Because the compensation paid to other executive officers has not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit with regard to such officer's compensation. The Compensation Committee remains aware of the IRC
Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances continue to warrant the use of such exemptions.

Chief Executive Officer Compensation

   The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Coleman's base salary for the fiscal year ended January 31, 2000 was $300,000. Mr. Coleman's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Coleman's base salary was at the approximate median of the base salary range for Presidents/Chief Executive Officers of comparative companies. Mr. Coleman received 300,000 stock options and a $321,645 bonus for the fiscal year ended January 31, 2000.

                                     MEMBERS OF THE COMPENSATION COMMITTEE

                                     Carol A. Bartz
                                     William H. Janeway

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The following is a description of certain transactions and relationships entered into or existing during the fiscal year ended January 31, 2000 between the Company and certain affiliated parties. The Company believes that the terms of such transactions were no less favorable to the Company than could have been obtained from an unaffiliated party.

Loans to Executive Officers

   On September 28, 1995, Messrs. Coleman and Chuang entered into full recourse, five-year promissory notes in connection with the purchase of certain shares of Common Stock from the Company. Such notes are secured by the purchased shares pursuant to security agreements entered into on the same date. The notes bear interest at 7% per annum. The unpaid balances on the promissory notes at March 31, 2000 were $132,060 and $268,878, respectively.

   On September 1, 1999, the Company extended a $5.0 million unsecured line of credit to each of Messrs. Coleman and Chuang. As of January 31, 2000, there were no outstanding borrowings under the lines of credit.

   On January 31, 1999, Joseph H. Menard, the Company's President of E-Commerce Server Division, issued a promissory note in the amount of $400,000 in favor of the Company for the purpose of financing real property. The note bears interest at 7% per annum and is secured by a deed of trust covering the real property acquired by Mr. Menard. Pursuant to its terms, the note is repayable upon expiration of Mr. Menard's employment with the Company. The unpaid balance on the promissory note at March 31, 2000 was $408,490.

   On December 7, 1999, Ivan M. Koon, the Company's President of E-Commerce Application Components Division, issued a promissory note in the amount of $350,000 in favor of the Company for the purpose of financing real property. The note bears interest at 7% per annum and is secured by a deed of trust covering the real property acquired by Mr. Koon. Pursuant to its terms, the note is repayable upon expiration of Mr. Koon's employment with the Company. The unpaid balance on the promissory note at March 31, 2000 was $358,167.

Letter Agreement

   On October 4, 1999, Sam Cece accepted the position of Vice President, Worldwide Services pursuant to the terms of an offer letter (the "Letter"). Pursuant to the Letter Mr. Cece is entitled to an annual salary of $200,000 with bonus potential of up to an additional $175,000. In addition, pursuant to an option agreement dated August 10, 1999, Mr. Cece was granted options to purchase 120,000 shares of Common Stock of the Company at $22.75 per share with such options vesting over a four year period. In the event a Change in Control occurs (as defined in the Plan), the initiation of such Change in Control (defined as the execution of a Memorandum of Understanding or other such document that binds both parties to the Change in Control) occurs within six months of August 10, 1999, and there is a substantive change in Mr. Cece's duties as a result of such Change in Control, the options granted pursuant to that agreement shall become vested on the date of such Change in Control.

                            STOCK PERFORMANCE GRAPH

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the graph shall not be deemed to be incorporated by reference into any such filings.

   The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock from April 10, 1997, the date of the Company's initial public offering, through the end of the Company's fiscal year ended January 31, 2000, with the percentage change in the cumulative total return for the Chase H & Q Technology Index and the NASDAQ Computer and Data Processing Services Index. The comparison assumes an investment of $100 on April 10, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

HAMBRECHT & QUIST INDEX PRODUCTS AND SERVICES:
1999 PROXY PERFORMANCE GRAPH DATA
MONTHLY DATA SERIES
ACTUAL PRICES

                                             Nasdaq Computer
             BEA Systems,     Chase H&Q      and Data
DATES        Inc.             Technology     Processing Services
-----        ------------     ----------     -------------------
 4/11/97            1.5         989.65              855.528
 4/30/97            1.5        1027.99              974.490
 5/30/97         3.3125        1182.70             1081.643
 6/30/97         4.5625        1193.17             1105.326
 7/31/97        4.84375        1385.12             1220.210
 8/29/97        4.59375        1389.07             1187.586
 9/30/97        4.46875        1446.03             1208.766
10/31/97          3.375        1291.56             1183.821
11/28/97        3.59375        1278.10             1213.644
12/31/97       4.328125        1219.28             1140.844
 1/30/98       4.921875        1297.47             1226.847
 2/27/98        6.71875        1451.78             1392.588
 3/31/98        7.03125        1476.33             1507.101
 4/30/98         5.5625        1533.78             1519.797
 5/29/98       5.015625        1421.89             1413.145
 6/30/98       5.734375        1511.43             1669.382
 7/31/98        4.90625        1492.35             1613.866
 8/31/98         3.8125        1173.68             1311.343
 9/30/98        5.40625        1343.55             1566.663
10/30/98       4.898438        1456.85             1522.505
11/30/98              3        1630.05             1762.037
12/31/98         3.0625        1896.52             2035.748
 1/29/99       3.453125        2155.96             2461.893
 2/26/99        4.28125        1917.06             2183.977
 3/31/99        3.90625        2065.47             2455.786
 4/30/99        3.78125        2143.40             2329.752
 5/31/99        5.09375        2172.84             2274.310
 6/30/99       7.140625        2446.24             2554.713
 7/30/99          6.125        2412.82             2411.324
 8/31/99        6.03125        2530.24             2528.912
 9/30/99       8.828125        2587.88             2648.208
10/29/99       11.40625        2859.46             2839.963
11/30/99        20.3125        3342.57             3312.056
12/31/99       34.96875        4235.56             4486.565
 1/31/00         37.688        4052.31             3967.643

HAMBRECHT & QUIST INDEX PRODUCTS AND SERVICES:
1999 PROXY PERFORMANCE GRAPH DATA
MONTHLY DATA SERIES
SCALED PRICES:  Stock and index prices scaled to 100 at 4/11/97
                                               Nasdaq Computer
               BEA Systems,     Chase H&Q      and Data
   DATES       Inc.             Technology     Processing Services
   -----       ------------     ----------     -------------------
  4/11/97         100.00          100.00              100.00
   #N/A             #N/A           #N/A                #N/A
   #N/A             #N/A           #N/A                #N/A
  Apr-97          100.00          103.87              113.91
  May-97          220.83          119.51              126.43
  Jun-97          304.17          120.56              129.20
  Jul-97          322.92          139.96              142.63
  Aug-97          306.25          140.36              138.81
  Sep-97          297.92          146.12              141.29
  Oct-97          225.00          130.51              138.37
  Nov-97          239.58          129.15              141.86
  Dec-97          288.54          123.20              133.35
  Jan-98          328.13          131.10              143.40
  Feb-98          447.92          146.70              162.78
  Mar-98          468.75          149.18              176.16
  Apr-98          370.83          154.98              177.64
  May-98          334.38          143.68              165.18
  Jun-98          382.29          152.72              195.13
  Jul-98          327.08          150.80              188.64
  Aug-98          254.17          118.60              153.28
  Sep-98          360.42          135.76              183.12
  Oct-98          326.56          147.21              177.96
  Nov-98          200.00          164.71              205.96
  Dec-98          204.17          191.64              237.95
  Jan-99          230.21          217.85              287.76
  Feb-99          285.42          193.71              255.28
  Mar-99          260.42          208.71              287.05
  Apr-99          252.08          216.58              272.32
  May-99          339.58          219.56              265.84
  Jun-99          476.04          247.18              298.61
  Jul-99          408.33          243.81              281.85
  Aug-99          402.08          255.67              295.60
  Sep-99          588.54          261.49              309.54
  Oct-99          760.42          288.94              331.95
  Nov-99         1354.17          337.75              387.14
  Dec-99         2331.25          427.99              524.42
  Jan-00         2512.53          409.47              463.77

                             STOCKHOLDER PROPOSALS

   Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the 2001 Annual Meeting, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, between February 5, 2001 and April 7, 2001. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and
(iv) any material interest of the stockholder in such business.

   Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than January 23, 2001 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended January 31, 2000, all Reporting Persons complied with all applicable filing requirements, except as follows:
Form 4 filings reporting the grant of options were filed late for the following individuals: Barbara J. Britton, Steve L. Brown, Alfred S. Chuang, Terence J. Dwyer, Joseph H. Menard, Deborah Stanley, Carol A. Bartz is and Dean O. Morton.

Other Matters

   The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ William T. Coleman III
                                          William T. Coleman III
                                          Chief Executive Officer, and
                                          Chairman of the Board

May 23, 2000
San Jose, California

                                                                      1621-PS-00

                          [FORM OF FRONT OF PROXY CARD]

                                                                         PROXY

                                BEA SYSTEMS, INC.
                             2315 North First Street
                               San Jose, CA 95131

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                        ANNUAL MEETING ON JUNE 28, 2000.

     William T. Coleman III and Robert F. Donohue, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of BEA Systems, Inc. (the "Company"), to be held 3:00 p.m., Pacific Time, on Wednesday, June 28, 2000 at Silicon Valley Conference Center located at 2161 North First Street, San Jose, California 95113, and any adjournment or postponement thereof.

Election of two (2) Class III Directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: WILLIAM T. COLEMAN III AND WILLIAM H. JANEWAY

                          [FORM OF BACK OF PROXY CARD]

          Please mark your choice like this [X] in blue or black ink.

     Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors, and FOR proposal 2.

--------------------------------------------------------------------------------
          The Board of Directors recommends a vote FOR the election of
                          Directors and FOR proposal 2.

--------------------------------------------------------------------------------
1.  Election of Directors (see reverse):
         [ ] FOR         [ ] WITHHELD
         FOR, except vote withheld from the following nominee(s):

         --------------------------------------------------------

         --------------------------------------------------------

2. To ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2001.

         [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.


MARK HERE FOR
ADDRESS CHANGE            [ ]
AND NOTE AT RIGHT


Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature                                         Date
          ---------------------------------------      -------------------------


Signature                                         Date
          ---------------------------------------      -------------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.